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                                  EXHIBIT 32.1
      DISCLOSURE PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of United Bancorp, Inc. (the "Company") for the quarter ended June 30, 2004 (the "Report"), each of the undersigned, hereby certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his respective knowledge and belief, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ David S. Hickman                                       August 4, 2004
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David S. Hickman                                                Date
Chairman and Chief Executive Officer
(Principal Executive Officer)

/S/ Dale L. Chadderdon                                     August 4, 2004
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Dale L. Chadderdon                                              Date
Senior Vice President, Secretary & Treasurer
(Principal Financial Officer)

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